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                                                                    Exhibit 23.1

Consent of Independent Certified Public Accountants


Steelcase, Inc.
Grand Rapids, Michigan

We consent to the incorporation by reference and use of our report dated March 19, 1999, except for Note 20, which is dated as of April 22, 1999, relating to the consolidated financial statements and schedule of Steelcase Inc. included in the Company's Annual Report on Form 10-K for the year ended February 26, 1999 in the previously filed Registration Statements for the Company's Steelcase Inc. Incentive Compensation Plan (Registration No. 333-46711) and Steelcase Inc. Employee Stock Purchase Plan (Registration No. 333-46713).


BDO SEIDMAN,LLP



Grand Rapids, Michigan
May 27, 1999